Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Origin Materials, Inc (f/k/a Artius Acquisition Inc.) on Form S-8, of our report dated March 4, 2021, except for the effects of the restatement discussed in Notes 2 as to which the date is April 30, 2021, with respect to our audit of the financial statements of Artius Acquisition Inc. as of December 31, 2020 and for the period from January 24, 2020 (inception) through December 31, 2020 appearing in the Annual Report on Form 10-K of Artius Acquisition Inc. as of December 31, 2020 and for the period from January 24, 2020 (inception) through December 31, 2020. We were dismissed as auditors of Artius Acquisition Inc. on June 25, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

Marcum LLP
Houston, TX
August 30, 2021